As filed with the Securities and Exchange Commission on October 3, 2025.

Registration No. 333-290324

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1 to

FORM F-10

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

NEW PACIFIC METALS CORP.

(Exact name of Registrant as specified in its charter)

British Columbia, Canada	1040	Not Applicable
(Province or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number, if applicable)

Suite 1750 - 1066 West Hastings Street, Vancouver, British Columbia V6E 3X1

(604) 663-1368

(Address and telephone number of Registrant’s principal executive offices)

Puglisi & Associates

850 Library Avenue, Suite 204, Newark, DE 19711, (302)-738-6680

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

Jalen Yuan New Pacific Metals Corp. Suite 1750 - 1066 West Hastings Street Vancouver, British Columbia Canada V6E 3X1 (604) 663-1368	Christopher L. Doerksen Dorsey & Whitney LLP Columbia Center 701 Fifth Avenue, Suite 6100 Seattle, Washington 98104 (206) 903-8800

Approximate date of commencement of proposed sale of the securities to the public:

As soon as practicable after this Registration Statement becomes effective

Province of British Columbia, Canada

(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box below):

A.	☒	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☐	at some future date (check the appropriate box below)
	1.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than 7 calendar days after filing).
	2.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).
	3.	☐	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
	4.	☐	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☒

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Information has been incorporated by reference in this short form base shelf prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the General Counsel and Corporate Secretary of New Pacific Metals Inc. at 1750-1066 West Hastings Street, Vancouver, British Columbia, Canada V6E 3X1 and are also available electronically at www.sedarplus.ca.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise.

SHORT FORM BASE SHELF PROSPECTUS

New Issue and Secondary Offering	October 3, 2025

NEW PACIFIC METALS CORP.

US$200,000,000

Common Shares

Preferred Shares

Debt Securities

Warrants
Units
Subscription Receipts

This short form base shelf prospectus (the "Prospectus") relates to the offer and sale by New Pacific Metals Corp. ("New Pacific" or the "Company") from time to time of common shares (the "Common Shares"), preferred shares ("Preferred Shares"), debt securities ("Debt Securities"), warrants to purchase other Securities (as defined herein) (the "Warrants"), units (the "Units") comprised of one or more of any of the other Securities or any combination of such Securities and subscription receipts (the "Subscription Receipts") (all of the foregoing, collectively, the "Securities") or any combination thereof in one or more series or issuances up to an aggregate total offering price of US$200 million (or the equivalent thereof in Canadian dollars or any other currencies) during the 25-month period that this Prospectus, including any amendments thereto, remains effective. The Securities may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in an accompanying shelf prospectus supplement (each, a "Prospectus Supplement"). In addition, the Securities may be offered and issued in consideration for the acquisition of other businesses, assets or securities by the Company or one of its subsidiaries. The consideration for any such acquisition may consist of the Securities separately, a combination of Securities or any combination of, among other things, Securities, cash and assumption of liabilities. One or more securityholders (each, a "Selling Securityholder") of the Company may also offer and sell Securities under this Prospectus. See "Selling Securityholders".

New Pacific is permitted, under a multi-jurisdictional disclosure system adopted by the securities regulatory authorities in Canada and the United States, to prepare this Prospectus in accordance with the disclosure requirements of Canada. Prospective investors in the United States should be aware that such requirements are different from those of the United States. The financial statements incorporated by reference herein have been prepared in accordance with IFRS Accounting Standards as issued by the International Accounting Standards Board ("IFRS") and thus may not be comparable to financial statements of United States companies.

The enforcement by investors of civil liabilities under the United States federal securities laws may be affected adversely by the fact that the Company is governed by the laws of British Columbia, Canada, that some or all of its officers and directors are residents of a foreign country, that some or all of the experts named in this Prospectus are, and the underwriters, dealers or agents named in any Prospectus Supplement may be, residents of a foreign country, and that all or a substantial portion of the assets of the Company and said persons may be located outside of the United States.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE "SEC") NOR ANY STATE OR CANADIAN SECURITIES COMMISSION OR REGULATORY AUTHORITY NOR HAS THE SEC OR ANY STATE OR CANADIAN SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

Prospective investors should be aware that the acquisition of the Securities may have tax consequences in Canada and the United States. Such consequences for investors who are resident in, or citizens of, the United States may not be described fully herein or in any applicable Prospectus Supplement. Prospective investors should read the tax discussion contained in the applicable Prospectus Supplement, if any, with respect to a particular offering of Securities.

2

The specific terms of the Securities with respect to a particular offering will be set out in the applicable Prospectus Supplement, including, where applicable: (i) in the case of Common Shares, the number of Common Shares offered, the offering price (in the event the offering is a fixed price distribution) or the manner of determining the offering price (in the event the offering is a non-fixed price distribution), whether the Common Shares are being offered for cash, and any other terms specific to the Common Shares; (ii) in the case of Preferred Shares, the designation of the particular class or series of Preferred Shares, as applicable, the number of Preferred Shares offered, the offering price or manner of determining the offering price, whether the Preferred Shares are being offered for cash, the dividend rate, if any, any terms for redemption or retraction, any exchange or conversion terms, and any other terms specific to the Preferred Shares, (iii) in the case of Debt Securities, the aggregate principal amount and ranking of Debt Securities being offered, the issue and delivery date, the maturity date, the offering price or manner of determining the offering price, the interest provisions, the currency or currency unit for which the Debt Securities may be purchased, the authorized denominations, the covenants, the events of default, any terms for redemption or retraction, any exchange or conversion rights attached to the Debt Securities, the form of Debt Securities, whether the Debt Securities will be secured by any of the Company's assets or guaranteed by any other person, and any other terms specific to the Debt Securities; (iv) in the case of Warrants, the offering price or manner of determining the offering price, whether the Warrants are being offered for cash, the designation, the number and the terms of the Common Shares, Preferred Shares or other securities purchasable upon exercise of the Warrants, any procedures that will result in the adjustment of these numbers, the exercise price, the dates and periods of exercise, and any other specific terms; (v) in the case of Units, the number of Units being offered, the offering price and the number and terms of the Securities comprising the Units; and (vi) in the case of Subscription Receipts, the number of Subscription Receipts being offered, the offering price or manner of determining the offering price, whether the Subscription Receipts are being offered for cash, the terms, conditions and procedures for the conversion of the Subscription Receipts into other Securities, the designation, number and terms of such other Securities, and any other terms specific to the Subscription Receipts. See "Plan of Distribution". A Prospectus Supplement relating to a particular offering of Securities may include terms pertaining to the Securities being offered thereunder that are not within the terms and parameters described in this Prospectus. Where required by statute, regulation or policy, and where Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to such Securities will be included in the Prospectus Supplement describing such Securities.

3

All applicable shelf information permitted under applicable laws to be omitted from this Prospectus that has been omitted will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus, except in cases where an exemption from such delivery is available. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains. Prospective investors should read this Prospectus and any applicable Prospectus Supplement carefully before investing in any Securities issued pursuant to this Prospectus.

The Company and the Selling Securityholder(s) may offer and sell Securities to, or through, underwriters, dealers or agents and may also offer and sell certain Securities directly to other purchasers or through agents pursuant to exemptions under applicable securities laws. See "Plan of Distribution". The Prospectus Supplement relating to each issue of Securities offered pursuant to this Prospectus will set forth the names of any underwriters, dealers or agents involved in the offering and sale of such Securities and will set forth the terms of the offering of such Securities, the method of distribution of such Securities including, to the extent applicable, the proceeds to the Company or the Selling Securityholder(s), if any, and any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms of the plan of distribution.

No underwriter has been involved in the preparation of this Prospectus or performed any review of the contents of this Prospectus.

This Prospectus may qualify one or more "at-the-market distributions" (as defined in National Instrument 44-102 - Shelf Distributions ("NI 44-102")). The Securities may be sold from time to time in one or more transactions at a fixed price or prices or at non-fixed prices including sales in transactions that are deemed to be at-the-market distributions. If offered on a non-fixed price basis, the Securities may be offered at market prices prevailing at the time of sale, at prices determined by reference to the prevailing price of a specified Security in a specified market or at prices to be negotiated with purchasers, in which case the compensation payable to an underwriter, dealer or agent in connection with any such sale will be decreased by the amount, if any, by which the aggregate price paid for Securities by the purchasers is less than the gross proceeds paid by the underwriter, dealer or agent to the Company. The price at which the Securities will be offered and sold may vary from purchaser to purchaser and during the period of distribution.

This Prospectus does not qualify for issuance Debt Securities in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to one or more underlying interests including, for example, an equity or debt security, a statistical measure of economic or financial performance including, but not limited to, any currency, consumer price or mortgage index, or the price or value of one or more commodities, indices or other items, or any other item or formula, or any combination or basket of the foregoing items. For greater certainty, this Prospectus may qualify for issuance Debt Securities in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to published rates of a central banking authority or one or more financial institutions, such as a prime rate or bankers' acceptance rate, or to recognized market benchmark interest rates such as EURIBOR (or any replacement or successor thereto) or a U.S. Federal funds rate.

In connection with any offering of Securities, except as otherwise set out in a Prospectus Supplement relating to a particular offering of Securities, the underwriters, dealers or agents may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions may be commenced, interrupted or discontinued at any time. However, no underwriter of an "at-the-market distribution", as defined in NI 44-102, and no person or company acting jointly or in concert with such an underwriter, may, in connection with such a distribution, enter into any transaction that is intended to stabilize or maintain the market price of the Securities or Securities of the same class as the Securities distributed under this Prospectus and Prospectus Supplement, including selling an aggregate number or principal amount of Securities that would result in an underwriter creating an over-allocation position in the Securities. A purchaser who acquires Securities forming part of the underwriters', dealers' or agents' over-allotment position acquires those Securities under this Prospectus and the Prospectus Supplement relating to the particular offering of Securities, regardless of whether the over-allotment position is ultimately filled through the exercise of the over-allotment option or secondary market purchases. See "Plan of Distribution".

4

The outstanding Common Shares are listed and posted for trading on the Toronto Stock Exchange (the "TSX") under the symbol "NUAG" and are listed on the NYSE American (the "NYSE American") under the symbol "NEWP". On October 2, 2025, the last trading day prior to the date of this Prospectus, the closing price of the Common Shares on the TSX was C$3.72 and on the NYSE American was US$2.67.

Unless otherwise specified in the applicable Prospectus Supplement, Preferred Shares, Debt Securities, Warrants, Units or Subscription Receipts will not be listed on any securities exchange. Consequently, unless otherwise specified in the applicable Prospectus Supplement, there is no market through which the Preferred Shares, Debt Securities, Warrants, Units or Subscription Receipts may be sold and purchasers may not be able to resell any such Securities purchased under this Prospectus. This may affect the pricing of the Preferred Shares, Debt Securities, Warrants, Units or Subscription Receipts in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation. See "Risk Factors".

This Prospectus constitutes a public offering of these Securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such Securities.

Investing in the Securities involves significant risks. Prospective purchasers of the Securities should carefully consider the risk factors described under the heading "Risk Factors" and elsewhere in this Prospectus, in documents incorporated by reference in this Prospectus and in the applicable Prospectus Supplement with respect to a particular offering of Securities.

All dollar amounts in this Prospectus are in United States dollars, unless otherwise indicated. See "Currency Presentation and Exchange Rate Information".

The Company's head office is located at Suite 1750 – 1066 West Hastings Street, Vancouver, British Columbia, V6E 3X1, and its registered office is located at Suite 1750 – 1066 West Hastings Street, Vancouver, British Columbia, V6E 3X1.

Readers should rely only on the information contained or incorporated by reference in this Prospectus and any applicable Prospectus Supplement. The Company has not authorized anyone to provide readers with different information. The Company is not making an offer to sell or seeking an offer to buy the Securities in any jurisdiction where the offer or sale is not permitted. Readers should not assume that the information contained in this Prospectus and any applicable Prospectus Supplement is accurate as of any date other than the date of such documents, regardless of the time of delivery of this Prospectus and any applicable Prospectus Supplement or of any sale of the Securities. Information contained on the Company's website should not be deemed to be a part of this Prospectus or incorporated by reference herein and should not be relied upon by prospective investors for the purpose of determining whether to invest in the Securities.

Market data and certain industry forecasts used in this Prospectus or any applicable Prospectus Supplement and the documents incorporated by reference herein were obtained from market research, publicly available information and industry publications. The Company believes that these sources are generally reliable, but the accuracy and completeness of the information is not guaranteed. The Company has not independently verified this information and does not make any representation as to the accuracy of this information.

References to "New Pacific" and "the Company" include direct and indirect subsidiaries of New Pacific, where applicable.

TABLE OF CONTENTS

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

Certain statements and information contained in this Prospectus and the documents incorporated by reference herein, that are not current or historic factual statements, constitute "forward-looking information" or "forward-looking statements" (collectively, "forward-looking information") within the meaning of the United States Private Securities Litigation Reform Act of 1995 and applicable Canadian provincial securities laws. Any statements or information that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as "expects", "is expected", "anticipates", "believes", "plans", "projects", "estimates", "assumes", "intends", "strategies", "targets", "goals", "forecasts", "objectives", "budgets", "schedules", "potential" or variations thereof or stating that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved, or the negative of any of these terms and similar expressions) are not statements of historical fact and may be forward-looking statements or information. Such statements include, but are not limited to: statements regarding anticipated exploration, drilling, development, construction, and other activities or achievements of the Company; inferred, indicated or measured mineral resources or mineral reserves on the Company's projects; the results of the Silver Sand PFS Technical Report (as defined below), the Carangas PEA Technical Report (as defined below) and other technical reports; timing of receipt of permits and regulatory approvals; estimates of the Company's revenues and capital expenditures; the acquisition of other businesses, assets or securities; the growth of Company's mineral resources through acquisitions and exploration; future securities offerings; plan of distribution; terms of the Securities; use of proceeds; capital expenditures; success of exploration activities; government regulation of mining operations; environmental risks; and other forecasts and predictions with respect to the Company and its properties.

Forward-looking statements or information are subject to a variety of known and unknown risks, uncertainties and other factors that could cause actual events or results to differ from those reflected in the forward-looking statements or information, including, without limitation, risks relating to: global economic and social impacts of pandemics and epidemics; fluctuating equity prices, bond prices, commodity prices; calculation of resources, reserves and mineralization, general economic conditions, foreign exchange risks, interest rate risk, foreign investment risk; loss of key personnel; conflicts of interest; dependence on management, uncertainties relating to the availability and costs of financing needed in the future, environmental risks, operations and political conditions, the regulatory environment in Bolivia and Canada, risks associated with community relations and corporate social responsibility, evolving foreign trade policies, anti-corruption and anti-bribery laws, and other factors described under the heading "Risk Factors" in this Prospectus, the Annual Information Form (as defined below) and the other documents incorporated by reference into this Prospectus. This list is not exhaustive of the factors that may affect any of the Company's forward-looking statements or information.

The forward-looking statements are necessarily based on a number of estimates, assumptions, beliefs, expectations and opinions of management as of the date of this Prospectus or the date of the document incorporated by reference, as applicable, that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties and contingencies. These estimates, assumptions, beliefs, expectations and options include, but are not limited to, those related to the Company's ability to carry on current and future operations, including: the duration and effects of any pandemics or epidemics on our operations and workforce; development and exploration activities; the timing, extent, duration and economic viability of such operations; the accuracy and reliability of estimates, projections, forecasts, studies and assessments; the Company's ability to meet or achieve estimates, projections and forecasts; the stabilization of the political climate in Bolivia; the Company's ability to obtain and maintain social license at its mineral properties; the availability and cost of inputs; the price and market for outputs; foreign exchange rates; taxation levels; the timely receipt of necessary approvals or permits, including the ratification and approval of the Mining Production Contract with COMIBOL (as defined below) by the Plurinational Legislative Assembly of Bolivia; the ability of the Company's Bolivian partner to convert the exploration licenses at the Carangas Project (as defined below) to Administrative Mining Contracts; the ability to meet current and future obligations; the ability to obtain timely financing on reasonable terms when required; the current and future social, economic and political conditions; assumptions regarding the impact of global trade policies; assumptions relating to the Company’s internal controls and compliance systems for anti-corruption and anti-bribery laws; and other assumptions and factors generally associated with the mining industry.

Although the forward-looking statements contained in this Prospectus and the documents incorporated by reference herein are based upon what management believes are reasonable assumptions, there can be no assurance that actual results will be consistent with these forward-looking statements. All forward-looking statements in this Prospectus and the documents incorporated by reference herein are qualified by these cautionary statements. The forward-looking statements contained in this Prospectus and in each of the documents incorporated by reference herein are made as of the date of such document and, accordingly, is subject to change after such date. Accordingly, readers should not place undue reliance on such statements. Other than specifically required by applicable laws, the Company is under no obligation and expressly disclaims any such obligation to update or alter the forward-looking statements whether as a result of new information, future events or otherwise except as may be required by law.

CAUTIONARY NOTE TO UNITED STATES INVESTORS REGARDING
PRESENTATION OF MINERAL RESOURCE ESTIMATES

This Prospectus, including the documents incorporated by reference herein, has been prepared in accordance with the securities laws in effect in Canada which differ from the requirements of United States securities laws. The technical and scientific information contained herein has been prepared in accordance with National Instrument 43-101 - Standards of Disclosure for Mineral Projects ("NI 43-101"), which differs from the standards adopted by the SEC.

Accordingly, the technical and scientific information contained herein, including any estimates of mineral reserves and mineral resources, may not be comparable to similar information disclosed by U.S. companies subject to the reporting and disclosure requirements of the SEC.

FINANCIAL INFORMATION

Unless otherwise indicated, all financial information included and incorporated by reference in this Prospectus is determined using IFRS, which differs from United States generally accepted accounting principles.

CURRENCY PRESENTATION AND EXCHANGE RATE INFORMATION

The financial statements of the Company incorporated by reference in this Prospectus are reported in United States dollars. In this Prospectus, all dollar amounts referenced, unless otherwise indicated, are expressed in United States dollars and are referred to as "$" or "US$". Canadian dollars are referred to as "C$". The high, low and closing exchange rates for Canadian dollars in terms of the United States dollar for each of the indicated periods, as quoted by the Bank of Canada, were as follows:

	Period ended June 30	Year ended December 31 (C$)
	2025	2024	2023	2022
High	1.4603	1.4416	1.3875	1.3856
Low	1.3558	1.3316	1.3128	1.2451
Closing	1.3643	1.4389	1.3226	1.3544

On October 2, 2025, the last business day prior to the date of this Prospectus, the exchange rate for Canadian dollars in terms of the United States dollar, as quoted by the Bank of Canada, was US$1.00 = C$1.3963.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus from documents filed with the securities commissions or similar authorities in each of the provinces of Canada (the "Qualifying Provinces"). Copies of the documents incorporated herein by reference may be obtained on request without charge from the General Counsel and Corporate Secretary of the Company at its head office at Suite 1750 – 1066 West Hastings Street, Vancouver, British Columbia, V6E 3X1, telephone (604) 633-1368, and are also available electronically through SEDAR+ at www.sedarplus.ca or at www.sec.gov/edgar.shtml ("EDGAR"). The filings of the Company through SEDAR+ and EDGAR are not incorporated by reference in this Prospectus except as specifically set out herein.

As of the date hereof, the following documents, filed by the Company with the securities commissions or similar authorities in each of the Qualifying Provinces, and filed with, or furnished to, the SEC, are specifically incorporated by reference into, and form an integral part of, this Prospectus provided that such documents are not incorporated by reference to the extent that their contents are modified or superseded by a statement contained in this Prospectus or a Prospectus Supplement or in any other subsequently filed document that is also incorporated by reference in the Prospectus or a Prospectus Supplement, as further described below:

(a)	the annual information form of the Company for the year ended June 30, 2025 dated as at September 15, 2025 (the "Annual Information Form");

(b)	the audited consolidated financial statements of the Company as of and for the years ended June 30, 2025 and 2024, together with the notes thereto and the report of independent registered public accounting firm thereon (the "Audited Financial Statements");

(c)	the management's discussion and analysis of the Company for the year ended June 30, 2025; and

(d)	the management information circular dated October 23, 2024 in respect of the annual general meeting of New Pacific shareholders held on November 29, 2024.

Any document of the type referred to in section 11.1 of Form 44-101F1 of National Instrument 44-101 - Short Form Prospectus Distributions filed by the Company with the securities commissions or similar regulatory authorities in the applicable provinces of Canada after the date of this Prospectus and prior to the termination of any offering of securities hereunder shall be deemed to be incorporated by reference in this Prospectus. In addition, to the extent that any document or information incorporated by reference into this Prospectus is included in any report filed with or furnished by the Company to the SEC pursuant to the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Prospectus, that document or information shall be deemed to be incorporated by reference as an exhibit to the Registration Statement (as defined below) of which this Prospectus forms a part (in the case of Form 6-K and Form 8-K, only if and to the extent set forth therein). The Company may also incorporate other information filed with or furnished to the SEC under the Exchange Act, provided that information included in any report on Form 6-K or Form 8-K shall be so deemed to be incorporated by reference only if and to the extent expressly provided in such Form 6-K or Form 8-K.

Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this Prospectus, to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies, replaces or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus; rather only such statement as modified or superseded shall be considered to constitute part of this Prospectus. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

A Prospectus Supplement containing the specific terms of an offering of Securities will be delivered to purchasers of such Securities together with this Prospectus to the extent required under applicable securities laws except in cases where an exemption from such delivery has been obtained and will be deemed to be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement, but only for the purposes of the offering of Securities covered by that Prospectus Supplement.

Upon a new annual information form and related annual audited consolidated financial statements and management's discussion and analysis being filed by the Company with, and where required, accepted by, the applicable securities regulatory authorities during the term of this Prospectus: (i) the previous annual information form, the previous annual audited consolidated financial statements, and related management's discussion and analysis; (ii) all interim financial statements and related management's discussion and analysis, all material change reports and all business acquisition reports filed by the Company prior to the commencement of the Company's financial year in respect of which the new annual information form is filed; and (iii) any business acquisition report for acquisitions completed since the beginning of the financial year in respect of which the new annual information form is filed (unless such report is incorporated by reference into the current annual information form or less than nine months of the acquired business or related businesses operations are incorporated into the Company's current annual audited consolidated financial statements) shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder. Upon interim consolidated financial statements and the accompanying management's discussion and analysis being filed by the Company with the applicable securities regulatory authorities during the period that this Prospectus is effective, the previous interim consolidated financial statements and the accompanying management's discussion and analysis filed shall no longer be deemed to be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus. In addition, upon a new management information circular for the annual meeting of shareholders being filed by the Company with the applicable securities regulatory authorities during the period that this Prospectus is effective, the previous management information circular filed in respect of the prior annual meeting of shareholders shall no longer be deemed to be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus. In addition, certain marketing materials (as that term is defined in applicable Canadian securities legislation) may be used in connection with a distribution of Securities under this Prospectus and the applicable Prospectus Supplement(s). Any "template version" of "marketing materials" (as those terms are defined in applicable Canadian securities legislation) pertaining to a distribution of Securities, and filed by the Company after the date of the Prospectus Supplement for the distribution and before termination of the distribution of such Securities, will be deemed to be incorporated by reference into that Prospectus Supplement for the purposes of the distribution of Securities to which the Prospectus Supplement pertains.

The Company has not provided or otherwise authorized any other person to provide investors with information other than as contained or incorporated by reference in this Prospectus or any Prospectus Supplement. If an investor is provided with different or inconsistent information, he or she should not rely on it.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been, or will be, filed with the SEC as part of the Registration Statement of which this Prospectus forms a part: (1) the documents listed under "Documents Incorporated by Reference"; (2) the consent of Deloitte LLP; (3) powers of attorney from certain of the Company's directors and officers; (4) the consents of the qualified persons referred to in this Prospectus or the documents incorporated by reference herein; (5) a copy of the form of indenture for Debt Securities; and (6) a filing fee table. A copy of the form of any applicable warrant agreement, subscription receipt agreement or statement of eligibility of trustee on Form T-1, as applicable, will be filed by post-effective amendment or by incorporation by reference to documents filed or furnished with the SEC under the Exchange Act.

AVAILABLE INFORMATION

The Company is subject to the information reporting requirements of the Exchange Act and applicable Canadian requirements and, in accordance therewith, files reports and other information with the SEC and with securities regulatory authorities in Canada. Under the multi-jurisdictional disclosure system adopted by the United States and Canada, such reports and other information may generally be prepared in accordance with the disclosure requirements of Canada, which requirements are different from those of the United States. As a foreign private issuer, the Company is exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and the Company's officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. Prospective investors may read and download any public document that the Company has filed with the securities commission or similar regulatory authority in each of the provinces of Canada on SEDAR+ at www.sedarplus.ca. The reports and other information filed and furnished by the Company with the SEC can be inspected on the SEC's website at www.sec.gov.

The Company has filed with the SEC a registration statement on Form F-10 (the "Registration Statement") under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), with respect to the Securities. This Prospectus, which forms part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which are contained in the exhibits to the Registration Statement as permitted by the rules and regulations of the SEC. See "Documents Filed as Part of the Registration Statement". For further information with respect to the Company and the Securities, reference is made to the Registration Statement and the exhibits thereto. Statements contained in or incorporated by reference into this Prospectus about the contents of any contract, agreement or other document are not necessarily complete and, in each instance, reference is made to the copy of the document filed as an exhibit to the Registration Statement for a complete description of the matter involved. Each such statement is qualified in its entirety by such reference. Each time the Company sells Securities under the Registration Statement, it will provide a Prospectus Supplement that will contain specific information about the terms of that offering. The Prospectus Supplement may also add, update or change information contained in this Prospectus.

SUMMARY DESCRIPTION OF BUSINESS

The Company is a Canadian mining issuer engaged in exploring and developing mineral properties in Bolivia. The Company's precious metal projects include the flagship Silver Sand project (the "Silver Sand Project") in Potosí Department, Bolivia; the Carangas project (the "Carangas Project") in the Oruro Department, Bolivia; and the Silverstrike project (the "Silverstrike Project") in La Paz Department, Bolivia. With experienced management and sufficient technical and financial resources, management believes the Company is well positioned to create shareholder value through exploration and resource development.

The disclosure in this Prospectus and the documents incorporated by reference herein of a scientific or technical nature for the Silver Sand Project is supported by the pre-feasibility study technical report titled "Technical Report – Silver Sand Project Pre-Feasibility Study" dated August 8, 2024 and with an effective date of June 19, 2024 (the "Silver Sand PFS Technical Report") and prepared in accordance with NI 43-101 by certain qualified persons associated with AMC Mining Consultants (Canada) Ltd ("AMC Consultants"), among others. The Silver Sand PFS Technical Report is available under the Company's profile at www.sedarplus.ca. The Silver Sand PFS Technical Report supersedes and replaces all prior technical reports in respect of the Silver Sand Project.

The disclosure in this Prospectus and the documents incorporated by reference herein of a scientific or technical nature for the Carangas Project is supported by the preliminary economic assessment technical report titled "NI 43-101 Technical Report Carangas Deposit Preliminary Economic Assessment" with an effective date of September 5, 2024 (the "Carangas PEA Technical Report") and prepared in accordance with NI 43-101 by certain qualified persons associated with RPMGlobal Limited ("RPMGlobal"). The Carangas PEA Technical Report is available under the Company's profile at www.sedarplus.ca. The Carangas PEA Technical Report supersedes and replaces all prior technical reports in respect of the Carangas Project.

Further information regarding the business of the Company, its operations and its mineral properties, including the Silver Sand Project, the Carangas Project, and the Silverstrike Project can be found in the Annual Information Form and the other documents incorporated by reference into this Prospectus. See "Documents Incorporated by Reference".

The corporate chart of the Company as of the date hereof including the Company's subsidiaries, together with the jurisdiction of incorporation of each subsidiary and the percentage of voting securities beneficially owned, controlled or directed, directly or indirectly, is set out below.

NEW PACIFIC METALS CORP.
CORPORATE STRUCTURE

New Pacific Metals Corp.
(B.C.)
100%
New Pacific Offshore Inc.
(British Virgin Islands "BVI")
100%
100%
100%
100%
SKN Nickel & Platinum Ltd.
(BVI)
Glory Metals Investment Corp. Limited
(Hong Kong)
New Pacific Investment Corp. Limited
(Hong Kong)
New Pacific Success Inc.
(BVI)
New Pacific Forward Inc.
(BVI)
New Pacific Andes Corp. Limited.
(Hong Kong)
100%
100%
100%
100%
100%
Fortress Mining Inc.
(BVI)
Empresa Minera Alcira S.A.
(Bolivia)
Minera Hastings S.R.L.
(Bolivia)
Colquehuasi S.R.L.
(Bolivia)
NPM Minerales S.A.
(Bolivia)
100%
98%
98%
Silver Sand AMC
Carangas*
3 exploration licenses
Silverstrike *
5 ATEs
4 exploration licenses

Note:* Project titles, permits and licenses owned by the Company's Bolivian joint venture partner.

Recent Developments

On August 30, 2025, the Carangas community discussed the economic, environmental, and social impacts of the Carangas Project to their community during their community assembly meeting. At the end of the meeting, the Carangas community voted in favor of the Carangas Project and the presence of the Company in the community area to carry out permitting and development activities as a whole.

MINERAL PROPERTIES

SILVER SAND PROJECT

Current Technical Report

The current technical report for the Silver Sand Project is the Silver Sand PFS Technical Report. The Silver Sand PFS Technical Report supersedes all prior technical reports relating to the Silver Sand Project. The qualified persons for the Silver Sand PFS Technical Report (collectively, the "Silver Sand PFS Technical Report Authors") are Mr. Wayne Rogers, P.Eng, and Mr. Mo Molavi, P.Eng, both Principal Mining Engineers with AMC Consultants, Mr. Eugene Tucker, Principal Mining Engineer and Regional Manager with AMC Consultants, Mr. Andrew Holloway P.Eng, Process Director with Halyard Inc., and Mr. Leon Botham P.Eng., Principal Engineer with NewFields Canada Mining & Environment ULC, in addition to Ms. Dinara Nussipakynova, P.Geo., Principal Geologist with BBA Engineering Ltd., formerly with AMC Consultants, who estimated the mineral resources. The Silver Sand PFS Technical Report was prepared in accordance with the requirements of NI 43-101 for filing on SEDAR+.

The disclosure set out in the Annual Information Form regarding the Silver Sand Project is based on, without material modification or revision, the disclosure in the Silver Sand PFS Technical Report unless otherwise indicated, and such disclosure in the Annual Information Form is subject to all of the assumptions, information and qualifications set forth in the Silver Sand PFS Technical Report. The Annual Information Form and the Silver Sand PFS Technical Report are available for review under the Company's SEDAR+ profile at www.sedarplus.ca. The Silver Sand PFS Technical Report contains more detailed information and qualifications regarding the Silver Sand Project than are set out in the summary of the Silver Sand PFS Technical Report contained in the Annual Information Form and readers are encouraged to review the Silver Sand PFS Technical Report.

For additional information on the Silver Sand Project, refer to the Silver Sand PFS Technical Report available under the Company's profile at www.sedarplus.ca.

CARANGAS PROJECT

Current Technical Report

The current technical report for the Carangas Project is the Carangas PEA Technical Report. The Carangas PEA Technical Report supersedes all prior technical reports relating to the Carangas Project. The qualified persons for the Carangas PEA Technical Report (collectively, the "Carangas PEA Technical Report Authors") are Mr. Marcelo del Giudice, FAusIMM, Principal Metallurgist with RPMGlobal; Mr. Marc Schulte, P.Eng., Mining Engineer with Moose Mountain Technical Services; Mr. Jinxing Ji, P.Eng., Metallurgist with JJ Metallurgical Services; Mr. Gonzalo Rios, FAusIMM, Executive Consultant – ESG with RPMGlobal; and Mr. Pedro Repetto, SME, P.E., Principal Civil/Geotechnical Engineer with RPMGlobal. The specific sections for which each qualified person is responsible are outlined in the Carangas PEA Technical Report. This is in addition to Mr. Anderson Candido, FAusIMM, Principal Geologist with RPMGlobal who estimated the Mineral Resources. The Carangas PEA Technical Report was prepared in accordance with the requirements of NI 43-101 for filing on SEDAR+. The Carangas PEA Technical Report is available under the Company's profile at www.sedarplus.ca.

The disclosure set out in the Annual Information Form regarding the Carangas Project is based on, without material modification or revision, the disclosure in the Carangas PEA Technical Report unless otherwise indicated, and such disclosure in the Annual Information Form is subject to all of the assumptions, information and qualifications set forth in the Carangas PEA Technical Report. The Annual Information Form and the Carangas PEA Technical Report are available for review under the Company's SEDAR+ profile at www.sedarplus.ca. The Carangas PEA Technical Report contains more detailed information and qualifications regarding the Carangas Project than are set out in the summary of the Carangas PEA Technical Report contained in the Annual Information Form and readers are encouraged to review the Carangas PEA Technical Report.

For additional information on the Carangas Project, refer to the Carangas PEA Technical Report available under the Company's profile at www.sedarplus.ca.

CONSOLIDATED CAPITALIZATION

There have been no material changes in the share and loan capital of the Company, on a consolidated basis since the date of the Audited Financial Statements, which are incorporated by reference in this Prospectus.

The applicable Prospectus Supplement will describe any material change, and the effect of such material change, on the Company's share and loan capitalization that will result from the issuance of Securities pursuant to such Prospectus Supplement.

USE OF PROCEEDS

General

The Company has determined that the aggregate total offering price of US$200 million (or the equivalent thereof in Canadian dollars or any other currencies) during the 25-month period that this Prospectus, including any amendments thereto, remains effective are reasonable based on its projected use of proceeds over the following 25 months, as follows:

•	Silver Sand Project environmental permitting, environmental and social studies in the amount of approximately US$5 to US$10 million. Expected to be commenced between September 2025 and December 2026.

•	Silver Sand Project feasibility studies in the amount of approximately US$2 million. Expected to be commenced between September 2025 and December 2026.

•	Carangas Project metallurgical and pre-feasibility studies in the amount of approximately US$3 million. Expected to be commenced between January 2026 and December 2026.

•	Silver Sand Project land acquisition and agreements with local stakeholders in the amount of approximately US$15 to US$20 million. Expected to be commenced between January 2026 and December 2026.

•	Phase one capital investment to build the Silver Sand Project mining, milling and other surface facilities according to the Silver Sand Technical Report in the amount of approximately US$130 to US$145 million. Expected to be commenced starting January 2027.

•	Construction of the development camp at the Silver Sand Project in the amount of approximately US$8 to US$10 million. Expected to be commenced starting January 2027.

•	General operating activities in the amount of approximately US$5 to US$10 million. Expected to cover the 25 months period that this Prospectus remains effective.

Accordingly, the Company estimates an allocation of approximately US$168 million to US$200 million over the next 25 months. Assuming that there are insufficient proceeds from the offering and sale of Securities under this Prospectus to use the net proceeds as described above, the Company anticipates that it would reduce or delay expenditures on all of the aforementioned items, other than maintaining minimum operating activities, or would either issue securities other than the Securities or incur indebtedness. There is no assurance that additional funding required by the Company would be available if required, and if available, such financing may be highly dilutive to shareholders of the Company. See "Risk Factors".

The use of proceeds from the sale of Securities will be described in the applicable Prospectus Supplement relating to a specific offering and sale of Securities. Unless otherwise specified in a Prospectus Supplement, among other potential uses, the Company may use the net proceeds as described above, for general working capital purposes, for expansion of existing operations including exploration and acquisitions, and for one or more other general corporate purposes including to complete corporate acquisitions, to, directly or indirectly, finance future growth opportunities, to fund anticipated negative cash flow from operating activities in future periods and to repay existing or future indebtedness. More detailed information regarding the use of proceeds and the amount of net proceeds to be used for any such purposes will be set forth in any applicable Prospectus Supplement. The Company may invest net proceeds which it does not immediately use. Such investments may include short-term marketable investment grade securities. Management of the Company will retain broad discretion in allocating the net proceeds of any offering of Securities under this Prospectus and the Company's actual use of the net proceeds will vary depending on the availability and suitability of investment opportunities and its operating and capital needs from time to time. All expenses relating to an offering of Securities and any compensation paid to underwriting dealers or agents as the case may be, will be paid out of the proceeds from the sale of Securities, unless otherwise stated in the applicable Prospectus Supplement. The Company will not receive any proceeds from the sale of Securities by any Selling Securityholder.

The Company may, from time to time, issue securities (including Securities) other than pursuant to this Prospectus.

Negative Cash Flow From Operating Activities

The Company had negative cash flow from operating activities of US$3.3 million in the year ended June 30, 2025. The Company may use a portion of proceeds from the sale of Securities to fund anticipated negative cash flow from operating activities in future periods.

SELLING SECURITYHOLDERS

This Prospectus may also, from time to time, relate to the offering of the Securities by way of a secondary offering (each, a "Secondary Offering") by one or more Selling Securityholders.

The terms under which Securities may be offered by Selling Securityholders will be described in the applicable Prospectus Supplement. The Prospectus Supplement for or including any offering of Securities by Selling Securityholders will include, without limitation, where applicable: (i) the names of the Selling Securityholders; (ii) the number and type of Securities owned, controlled or directed by each Selling Securityholder; (iii) the number of Securities being distributed for the accounts of each Selling Securityholder; (iv) the number of Securities to be owned, controlled or directed by each Selling Securityholder after the distribution and the percentage that number or amount represents out of the total number of outstanding Securities; (v) whether the Securities are owned by the Selling Securityholders, both of record and beneficially, of record only or beneficially only; (vi) if a Selling Securityholder purchased any of the Securities held by him, her, them or it in the 12 months preceding the date of the Prospectus Supplement, the date or dates the Selling Securityholder acquired the Securities; and (vii) if a Selling Securityholder acquired the Securities held by him, her, them or it in the 12 months preceding the date of the Prospectus Supplement, the cost thereof to the Selling Securityholder in the aggregate and on a per security basis.

PLAN OF DISTRIBUTION

The Company or any Selling Securityholder may, from time to time, during the 25-month period that this Prospectus remains valid, offer for sale and issue Securities. The Company or any Selling Securityholder may sell Securities with an aggregate total offering price of up to US$200 million (or the equivalent thereof in Canadian dollars or any other currencies).

The Company or any Selling Securityholder may sell the Securities, separately or together, to or through underwriters, dealers or agents, and also may sell Securities to one or more other purchasers directly or through agents. Each Prospectus Supplement will set forth the terms of the offering, including the name or names of any underwriters, dealers or agents and any fees or compensation payable to them in connection with the offering and sale of a particular series or issue of Securities, the public offering price or prices of the Securities and the proceeds to the Company or any Selling Securityholder from the sale of the Securities. Any initial offering price and discounts, concessions or commissions allowed or paid to dealers may be changed from time to time.

In addition, the Securities may be offered and issued in consideration for the acquisition of other businesses, assets or securities by the Company or one of its subsidiaries. The consideration for any such acquisition may consist of Securities separately, a combination of Securities or any combination of, among other things, Securities, cash and assumption of liabilities.

This Prospectus may qualify one or more "at-the-market distributions" (as defined in NI 44-102). The equity Securities may be sold, from time to time in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, including in transactions that are deemed to be at-the-market distributions, including sales made directly on the TSX, NYSE American or other existing trading markets for the equity Securities. The prices at which the equity Securities may be offered may vary as between purchasers and during the period of distribution of the applicable equity Securities. If, in connection with the offering of equity Securities at a fixed price or prices, the underwriters, dealers or agents have made a bona fide effort to sell all of the equity Securities at the initial offering price fixed in the applicable Prospectus Supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial offering price fixed in such Prospectus Supplement, in which case the compensation realized by the underwriters, dealers or agents will be decreased by the amount that the aggregate price paid by purchasers for the equity Securities is less than the gross proceeds paid by the underwriters, dealers or agents to the Company or any Selling Securityholder.

Underwriters, dealers and agents who participate in the distribution of the Securities may be entitled under agreements to be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under the U.S. Securities Act and Canadian securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

In connection with any offering of Securities, other than an "at-the-market distribution", the underwriters, dealers or agents may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

No underwriter of an "at-the-market distribution" and no person or company acting jointly or in concert with such an underwriter, may, in connection with such a distribution, enter into any transaction that is intended to stabilize or maintain the market price of the Securities or Securities of the same class as the Securities distributed under this Prospectus and Prospectus Supplement, including selling an aggregate number or principal amount of Securities that would result in an underwriter creating an over-allocation position in the Securities.

Unless otherwise specified in the applicable Prospectus Supplement, Preferred Shares, Debt Securities, Warrants, Units or Subscription Receipts will not be listed on any securities exchange. Consequently, unless otherwise specified in the applicable Prospectus Supplement, there is no market through which the Preferred Shares, Debt Securities, Warrants, Units or Subscription Receipts may be sold and purchasers may not be able to resell any such Securities purchased under this Prospectus. This may affect the pricing of the Preferred Shares, Debt Securities, Warrants, Units or Subscription Receipts in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation. No assurances can be given that a market for trading in Securities of any series or issue will develop or as to the liquidity of any such market, whether or not the Securities are listed on a securities exchange. See "Risk Factors".

DESCRIPTION OF SECURITIES

The following is a brief summary of certain general terms and provisions of the Securities as at the date of this Prospectus. The summary does not purport to be complete and is indicative only. The specific terms of any Securities to be offered under this Prospectus, and the extent to which the general terms described in this Prospectus apply to such Securities, will be set forth in the applicable Prospectus Supplement. Moreover, a Prospectus Supplement relating to a particular offering of Securities may include terms pertaining to the Securities being offered thereunder that are not within the terms and parameters described in this Prospectus.

Common Shares

The Company is authorized to issue an unlimited number of Common Shares, without par value, of which, as of October 2, 2025, a total of 172,327,205 Common Shares are issued and outstanding. There are also options outstanding to purchase up to 4,538,111 Common Shares and 1,781,351 restricted share units of the Company outstanding as of October 2, 2025. Holders of Common Shares are entitled to one vote per Common Share at all meetings of the Company's shareholders, to receive dividends as and when declared by the directors of the Company and to receive a pro rata share of the assets of the Company available for distribution to the shareholders in the event of the liquidation, dissolution or winding-up of the Company. There are no pre-emptive, conversion or redemption rights attached to the Common Shares.

Preferred Shares

The Company is not currently authorized to issue Preferred Shares. The board of directors of the Company (the "Board") may determine to designate and create shares of another class or series of shares, including as Preferred Shares. The Board may fix, before the issuance thereof, the number of Preferred Shares of each series, the designation, rights, privileges, restrictions and conditions attaching to the Preferred Shares of each series, including, without limitation, any voting rights, any right to receive dividends (which may be cumulative or non-cumulative and variable or fixed) or the means of determining such dividends, the dates of payment thereof, any terms and conditions of redemption or retraction, any exchange or conversion rights, and any rights on the liquidation, dissolution or winding-up of the Company, any sinking fund or other provisions.

The Preferred Shares of each series may, with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, rank on a parity with the Preferred Shares of every other series and be entitled to preference over the Common Shares. If any amount of cumulative dividends (whether or not declared) or declared non-cumulative dividends or any amount payable on any such distribution of assets constituting a return of capital in respect of the Preferred Shares of any series is not paid in full, the Preferred Shares of such series shall participate ratably with the Preferred Shares of every other series in respect of all such dividends and amounts.

The particular terms and provisions of a series of Preferred Shares offered pursuant to an accompanying Prospectus Supplement will be described in the applicable Prospectus Supplement. One or more series of Preferred Shares may be sold separately or together with other Securities under this Prospectus, or on conversion or exchange of any such Securities.

Description of Debt Securities

This section describes the general terms that will apply to any Debt Securities issued pursuant to this Prospectus. Debt Securities may be offered separately or in combination with one or more other securities of the Company. The Debt Securities may be issued in one or more series under an indenture (the "Debt Indenture") to be entered into between the Company and one or more trustees that will be named in a Prospectus Supplement for a series of Debt Securities. To the extent applicable, the Debt Indenture will be subject to and governed by the United States Trust Indenture Act of 1939, as amended. A copy of the form of the Debt Indenture to be entered into has been or will be filed with the SEC as an exhibit to the Registration Statement and will be filed with the securities commissions or similar authorities in Canada when it is entered into. The description of certain provisions of the Debt Indenture in this section do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Debt Indenture. The specific terms of the Debt Securities, and the extent to which the general terms described in this section apply to those Debt Securities, will be set forth in the applicable Prospectus Supplement. This description may include, but may not be limited to, any of the following, if applicable:

•	the title of the Debt Securities;

•	any limit on the aggregate principal amount of the Debt Securities;

•	the date or dates, if any, on which the Debt Securities will mature and the portion (if less than all of the principal amount) of the Debt Securities to be payable upon declaration of acceleration of maturity;

•	the rate or rates (whether fixed or variable) at which the Debt Securities will bear interest, if any, the date or dates from which any such interest will accrue and on which any such interest will be payable and the record dates for any interest payable on the Debt Securities;

•	the terms and conditions under which the Company may be obligated to redeem, repay or purchase the Debt Securities pursuant to any sinking fund or analogous provisions or otherwise;

•	the terms and conditions upon which the Company may redeem the Debt Securities, in whole or in part, at its option;

•	the covenants applicable to the Debt Securities;

•	the terms and conditions for any conversion or exchange of the Debt Securities for any other securities;

•	the extent and manner, if any, to which payment on or in respect of the Debt Securities of the series will be senior or will be subordinated to the prior payment of other liabilities and obligations of the Company;

•	whether the Debt Securities will be secured or unsecured;

•	whether the Debt Securities will be issuable in the form of global securities ("Global Securities"), and, if so, the identity of the depositary for such Global Securities;

•	the denominations in which Debt Securities will be issuable, if other than denominations of US$1,000 or integral multiples of US$1,000;

•	each office or agency where payments on the Debt Securities will be made and each office or agency where the Debt Securities may be presented for registration of transfer or exchange;

•	if other than United States dollars, the currency in which the Debt Securities are denominated or the currency in which we will make payments on the Debt Securities;

•	material Canadian federal income tax consequences and United States federal income tax consequences of owning the Debt Securities;

•	any index, formula or other method used to determine the amount of payments of principal of (and premium, if any) or interest, if any, on the Debt Securities; and

•	any other terms, conditions, rights or preferences of the Debt Securities which apply solely to the Debt Securities.

If the Company denominates the purchase price of any of the Debt Securities in a currency or currencies other than United States dollars or a non-United States dollar unit or units, or if the principal of and any premium and interest on any Debt Securities is payable in a currency or currencies other than United States dollars or a non-United States dollar unit or units, the Company will provide investors with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of Debt Securities and such non-United States dollar currency or currencies or non-United States dollar unit or units in the applicable Prospectus Supplement. Each series of Debt Securities may be issued at various times with different maturity dates, may bear interest at different rates and may otherwise vary. The terms on which a series of Debt Securities may be convertible into or exchangeable for Common Shares or other securities will be described in the applicable Prospectus Supplement. These terms may include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of the Company and may include provisions pursuant to which the number of Common Shares or other securities to be received by the holders of such series of Debt Securities would be subject to adjustment. To the extent any Debt Securities are convertible into Common Shares or other securities, prior to such conversion the holders of such Debt Securities will not have any of the rights of holders of the securities into which the Debt Securities are convertible, including the right to receive payments of dividends or the right to vote such underlying securities.

The Company may, from time to time, issue debt securities and incur additional indebtedness other than through the issue of Debt Securities pursuant to this Prospectus.

Warrants

The following description sets forth certain general terms and provisions of Warrants that may be issued hereunder and is not intended to be complete. The Warrants may be offered separately or together with other Securities, as the case may be. Warrants may be issued at various times under one or more warrant agreements or warrant indentures to be entered into by the Company and one or more banks or trust companies acting as warrant agent.

The statements made in this Prospectus relating to any warrant indenture and Warrants to be issued under this Prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the applicable warrant indenture, if any. Potential purchasers of Warrants should refer to the warrant indenture, if any, relating to the specific Warrants being offered for the complete terms of the Warrants. A copy of any warrant indenture, if any, relating to an offering or Warrants will be filed by the Company with the securities regulatory authorities in applicable Canadian offering jurisdictions and with the SEC after the Company has entered into it.

The particular terms of each issue of Warrants will be described in the related Prospectus Supplement. This description may include, but is not limited to, any of the following, if applicable:

•	the designation and aggregate number of Warrants;

•	the price at which the Warrants will be offered;

•	the designation, number and terms of the Securities purchasable upon exercise of the Warrants, and procedures that will result in the adjustment of those numbers;

•	the date on which the right to exercise the Warrants will commence and the date on which the right will expire, including any "early termination" or acceleration provisions;

•	the exercise price of the Warrants;

•	if the Warrants are issued as a Unit with another Security, the date, if any, on and after which the Warrants and the other Security will be separately transferable;

•	any minimum or maximum amount of Warrants that may be exercised at any one time;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the Warrants;

•	whether the Warrants will be subject to redemption or call and, if so, the terms of such redemption or call provisions;

•	provisions as to modification, amendment or variation of the warrant indenture or any rights or terms of such Warrants, including upon any subdivision, consolidation, reclassification or other material change of the Common Shares or other Securities into which the Warrants are exercisable, any other reorganization, amalgamation, merger or sale of all or substantially all of the Company's assets or any distribution of property or rights to all or substantially all of the holders of Common Shares;

•	whether the Company will apply to list the Warrants on any securities exchange;

•	the material United States and Canadian federal income tax consequences of owning the Warrants; and

•	any other material terms and conditions of the Warrants.

Warrant certificates will be exchangeable for new Warrant certificates of different denominations at the office indicated in the Prospectus Supplement. Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the Securities underlying the Warrants. The Company may amend the warrant indenture(s) and the Warrants, without the consent of the holders of the Warrants, in the manner set forth in the applicable indenture(s) or certificates, including to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision or in any other manner that will not prejudice the rights of the holders of outstanding Warrants, as a group.

Units

The following description sets forth certain general terms and provisions of the Units that may be issued hereunder and is not intended to be complete. Units may be issued at various times comprising any combination of the other Securities described in this Prospectus. Each Unit will be issued so that the holder of such Unit is also the holder of each Security composing such Unit. Therefore, the holder of a Unit will have the rights and obligations of a holder of each included Security (except in some cases where the right to transfer an included Security of a Unit may not occur without the transfer of the other included Security comprising part of such Unit). The Units may be offered separately or together with other Securities, as the case may be.

The particular terms of each issue of Units will be described in the related Prospectus Supplement. This description may include, but is not limited to, any of the following, if applicable:

•	the designation and aggregate number of Units;

•	the price at which the Units will be offered;

•	the designation and terms of the Securities comprising the Units, including whether and under what circumstances those Securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the Securities comprising the Units;

•	whether the Units will be issued in fully registered or global form;

•	whether the Company will apply to list the Units on any securities exchange;

•	the material United States and Canadian federal income tax consequences of owning the Units, including how the purchase price paid will be allocated among the Securities comprising the Units; and

•	any other material terms and conditions of the Units.

Subscription Receipts

The following description sets forth certain general terms and provisions of Subscription Receipts that may be issued hereunder and is not intended to be complete. Subscription Receipts may be issued at various times which will entitle holders thereof to receive, upon satisfaction of the Release Conditions (as defined below) and for no additional consideration, Common Shares, Preferred Shares, Debt Securities, Warrants, Units or any combination thereof. The Subscription Receipts may be offered separately or together with other Securities, as the case may be. Subscription Receipts will be issued pursuant to one or more subscription receipt agreements (each, a "Subscription Receipt Agreement"), each to be entered into between the Company and an escrow agent (the "Escrow Agent") that will be named in the relevant Prospectus Supplement. Each Escrow Agent will be a financial institution organized under the laws of Canada or a province thereof and authorized to carry on business as a trustee. The subscription proceeds from an offering of Subscription Receipts will be held in escrow by the Escrow Agent pending the completion of the transaction or the termination time (the time at which the escrow terminates regardless of whether the transaction or event has occurred). If underwriters, dealers or agents are used in the sale of any Subscription Receipts, one or more of such underwriters, dealers or agents may also be a party to the Subscription Receipt Agreement governing the Subscription Receipts sold to or through such underwriter, dealer or agent.

The statements made in this Prospectus relating to any Subscription Receipt Agreement and Subscription Receipts to be issued under this Prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the applicable Subscription Receipt Agreement. Purchasers of Subscription Receipts should refer to the Subscription Receipt Agreement relating to the specific Subscription Receipts being offered for the complete terms of the Subscription Receipts. A copy of any Subscription Receipt Agreement relating to an offering of Subscription Receipts will be filed by the Company with the securities regulatory authorities in the applicable Canadian offering jurisdictions and with the SEC after the Company has entered into it.

The particular terms of each issue of Subscription Receipts will be described in the related Prospectus Supplement. This description may include, but is not limited to, any of the following, if applicable:

•	the designation and aggregate number of the Subscription Receipts being offered;

•	the price at which the Subscription Receipts will be offered;

•	the designation, number and terms of Common Shares, Preferred Shares, Debt Securities, Warrants, Units or any combination thereof to be received by the holders of the Subscription Receipts upon satisfaction of the Release Conditions, and any procedures that will result in the adjustment of those numbers;

•	the identity of the Escrow Agent;

•	the conditions (the "Release Conditions") that must be met in order for holders of the Subscription Receipts to receive, for no additional consideration, Common Shares, Preferred Shares, Debt Securities, Warrants, Units or any combination thereof;

•	the procedures for the issuance and delivery of Common Shares, Preferred Shares, Debt Securities, Warrants, Units or any combination thereof to holders of the Subscription Receipts upon satisfaction of the Release Conditions;

•	whether any payments will be made to holders of the Subscription Receipts upon delivery of Common Shares, Preferred Shares, Debt Securities, Warrants, Units or any combination thereof upon satisfaction of the Release Conditions;

•	the terms and conditions under which the Escrow Agent will hold all or a portion of the gross proceeds from the sale of the Subscription Receipts, together with interest and income earned thereon (collectively, the "Escrowed Funds"), pending satisfaction of the Release Conditions;

•	the terms and conditions under which the Escrow Agent will release all or a portion of the Escrowed Funds to the Company upon satisfaction of the Release Conditions and if the Subscription Receipts are sold to or through underwriters, dealers or agents, the terms and conditions under which the Escrow Agent will release a portion of the Escrowed Funds to such underwriters, dealers or agents in payment of all or a portion of their fees or commissions in connection with the sale of the Subscription Receipts;

•	procedures for the refund by the Escrow Agent to holders of the Subscription Receipts of all or a portion of the subscription price of their Subscription Receipts, plus any pro rata entitlement to interest earned or income generated on such amount, if the Release Conditions are not satisfied;

•	any contractual right of rescission to be granted to initial purchasers of the Subscription Receipts in the event that this Prospectus, the Prospectus Supplement under which Subscription Receipts are issued or any amendment hereto or thereto contains a misrepresentation;

•	any entitlement of the Company to purchase the Subscription Receipts in the open market by private agreement or otherwise;

•	if the Subscription Receipts are issued as a Unit with another Security, the date, if any, on and after which the Subscription Receipts and the other Security will be separately transferable;

•	whether the Company will issue the Subscription Receipts as Global Securities and, if so, the identity of the depository for the Global Securities;

•	whether the Company will issue the Subscription Receipts as bearer securities, as registered securities or both;

•	provisions as to modification, amendment or variation of the Subscription Receipt Agreement or any rights or terms of the Subscription Receipts, including upon any subdivision, consolidation, reclassification or other material change of Common Shares, Preferred Shares, Debt Securities, Warrants or Units, any other reorganization, amalgamation, merger or sale of all or substantially all of the Company's assets or any distribution of property or rights to all or substantially all of the holders of Common Shares;

•	whether the Company will apply to list the Subscription Receipts on any securities exchange;

•	the material United States and Canadian federal income tax consequences of owning the Subscription Receipts; and

•	any other material terms and conditions of the Subscription Receipts.

The holders of Subscription Receipts will not be, and will not have the rights of, shareholders of the Company. Holders of Subscription Receipts are entitled only to receive Common Shares, Preferred Shares, Debt Securities, Warrants, Units or any combination thereof on exchange or conversion of their Subscription Receipts, plus any cash payments, all as provided for under the Subscription Receipt Agreement and only once the Release Conditions have been satisfied.

The Subscription Receipt Agreement will provide that the Escrowed Funds will be held in escrow by the Escrow Agent, and such Escrowed Funds will be released to the Company (and, if the Subscription Receipts are sold to or through underwriters, dealers or agents, a portion of the Escrowed Funds may be released to such underwriters, dealers or agents in payment of all or a portion of their fees in connection with the sale of the Subscription Receipts) at the time and under the terms specified by the Subscription Receipt Agreement. If the Release Conditions are not satisfied, holders of Subscription Receipts will receive a refund of all or a portion of the subscription price for their Subscription Receipts, plus their pro-rata entitlement to interest earned or income generated on such amount, if provided for in the Subscription Receipt Agreement, in accordance with the terms of the Subscription Receipt Agreement.

The Subscription Receipt Agreement will specify the terms upon which modifications and alterations to the Subscription Receipts issued thereunder may be made by way of a resolution of holders of Subscription Receipts at a meeting of such holders or consent in writing from such holders. The number of votes of holders of Subscription Receipts required to pass such a resolution or execute such a written consent will be specified in the Subscription Receipt Agreement.

The Subscription Receipt Agreement will also specify that the Company may amend the Subscription Receipt Agreement and the Subscription Receipts, without the consent of the holders of the Subscription Receipts, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of the holders of outstanding Subscription Receipts or as otherwise specified in the Subscription Receipt Agreement.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

The applicable Prospectus Supplement may describe certain Canadian federal income tax consequences to an investor who is a non-resident of Canada or to an investor who is a resident of Canada of acquiring, owning and disposing of any of the Securities offered thereunder. The applicable Prospectus Supplement may also describe certain U.S. federal income tax consequences of the acquisition, ownership and disposition of any of the Securities offered thereunder by an initial investor who is subject to United States federal taxation. Investors should read the tax discussion in any Prospectus Supplement with respect to a particular offering and consult their own tax advisors with respect to their own particular circumstances.

EARNINGS COVERAGE RATIOS

Earnings coverage ratios will be provided as required by applicable securities laws in the applicable Prospectus Supplement(s) with respect to the issuance pursuant to this Prospectus of Preferred Shares or Debt Securities having a maturity in excess of one year pursuant to such Prospectus Supplement.

PRIOR SALES

A description of prior sales of the Securities will be provided as required in each Prospectus Supplement to this Prospectus.

MARKET FOR SECURITIES

The Common Shares are listed and posted for trading on the TSX in Canada under the symbol "NUAG" and are listed on the NYSE American in the United States under the symbol "NEWP". Trading price and volume of the Common Shares will be provided as required in each Prospectus Supplement to this Prospectus.

RISK FACTORS

Before deciding to invest in any Securities, prospective purchasers of the Securities should consider carefully the risk factors and the other information contained in and incorporated by reference into this Prospectus and any applicable Prospectus Supplement relating to a specific offering of Securities. An investment in the Securities offered hereunder is speculative and involves a high degree of risk. Information regarding the risks affecting the Company and its business is provided in the documents incorporated by reference in this Prospectus, including in the Company's most recent annual information form under the heading "Item 4.2 - Risk Factors". Additional risks and uncertainties not known to the Company or that management currently deems immaterial may also impair the Company's business, financial condition, results of operations or prospects. See "Documents Incorporated by Reference".

No Assurance of Active or Liquid Market

No assurance can be given that an active or liquid trading market for the Common Shares will be sustained. If an active or liquid market for the Common Shares fails to be sustained, the prices at which such shares trade may be adversely affected. Whether or not the Common Shares will trade at lower prices depends on many factors, including the liquidity of the Common Shares, the markets for similar securities, general economic conditions and the Company's financial condition, historic financial performance and future prospects.

There is no public market for the Preferred Shares, Debt Securities, Warrants, Units or Subscription Receipts and, unless otherwise specified in the applicable Prospectus Supplement, the Company does not intend to apply for listing of such Securities on any securities exchange. If the Preferred Shares, Debt Securities, Warrants, Units or Subscription Receipts are traded after their initial issue, they may trade at a discount from their initial offering prices depending on the market for similar securities and other factors including general economic conditions and the Company's financial condition. There can be no assurance as to the liquidity of the trading market for the Preferred Shares, Debt Securities, Warrants, Units or Subscription Receipts or that a trading market for these securities will develop.

Public Markets and Share Prices

The market price of the Common Shares and any other Securities offered hereunder that become listed and posted for trading on the TSX, NYSE American or any other stock exchange could be subject to significant fluctuations in response to variations in the Company's financial results or other factors. In addition, fluctuations in the stock market may adversely affect the market price of the Common Shares and any other Securities offered hereunder that become listed and posted for trading on a stock exchange regardless of the financial performance of the Company. Securities markets have also experienced significant price and volume fluctuations from time to time. In some instances, these fluctuations have been unrelated or disproportionate to the financial performance of issuers. Market fluctuations may adversely impact the market price of the Common Shares and any other Securities offered hereunder that become listed and posted for trading on a stock exchange. There can be no assurance of the price at which the Common Shares that become listed and posted for trading on a stock exchange will trade.

Additional Issuances and Dilution

The Company may issue and sell additional securities of the Company from time to time. The Company cannot predict the size of future issuances of securities of the Company or the effect, if any, that future issuances and sales of securities will have on the market price of any securities of the Company that are issued and outstanding from time to time. Sales or issuances of substantial amounts of securities of the Company, or the perception that such sales could occur, may adversely affect prevailing market prices for the securities of the Company that are issued and outstanding from time to time. With any additional sale or issuance of securities of the Company, holders will suffer dilution with respect to voting power and may experience dilution in the Company's earnings per share. Moreover, this Prospectus may create a perceived risk of dilution resulting in downward pressure on the price of the Company's issued and outstanding Common Shares, which could contribute to progressive declines in the prices of such securities.

Discretion Regarding Use of Proceeds

Management of the Company will have broad discretion with respect to the application of net proceeds received by the Company from the sale of Securities under this Prospectus or a future Prospectus Supplement and may elect to allocate proceeds in any way that it believes is in the Company's best interests. Securityholders may not agree with the manner in which the Board and/or management chooses to allocate and spend such net proceeds. The failure by the Board and/or management to apply these funds effectively could have a material adverse effect on the Company's business, financial condition, results of operations or cash flows.

Negative Cash Flow from Operating Activities

The Company has not yet achieved positive operating cash flow, and the Company will continue to experience negative cash flow from operations in the foreseeable future. The Company has incurred net losses in the past and may incur losses in the future unless it can derive sufficient revenues from its business. Such future losses could have an adverse effect on the market price of the Common Shares, which could cause investors to lose part or all of their investment.

EXEMPTION FROM NATIONAL INSTRUMENT 44-102

Pursuant to a decision of the Autorité des marchés financiers dated September 15, 2025, the Company was granted a permanent exemption from the requirement to translate into French this Prospectus as well as the documents incorporated by reference therein and any Prospectus Supplement to be filed in relation to an "at-the-market" distribution. This exemption is granted on the condition that this Prospectus and any Prospectus Supplement (other than in relation to an "at-the-market" distribution) be translated into French if the Company offers Securities to Quebec purchasers in connection with an offering other than in relation to an "at-the-market" distribution.

INTERESTS OF EXPERTS

Deloitte LLP is independent with respect to the Company within the meaning of the Rules of Professional Conduct of the Chartered Professional Accountants of British Columbia and within the meaning of the U.S. Securities Act and the applicable rules and regulations thereunder adopted by the SEC and the Public Company Accounting Oversight Board (United States).

The Silver Sand PFS Technical Report Authors prepared the Silver Sand PFS Technical Report. To management's knowledge, the Silver Sand PFS Technical Report Authors do not have any registered or beneficial interests, direct or indirect, in any securities or other property of the Company (or of any of its associates or affiliates).

The Carangas PEA Technical Report Authors prepared the Carangas PEA Technical Report. To management's knowledge, the Carangas PEA Technical Report Authors do not have any registered or beneficial interests, direct or indirect, in any securities or other property of the Company (or of any of its associates or affiliates).

Additionally, certain scientific and technical information contained in this Prospectus, including certain of the documents incorporated by reference herein, has been reviewed and approved by Alex Zhang, P. Geo., Vice President of Exploration of the Company, who is a non-independent Qualified Person as such term is defined in NI 43-101. As of the date of this Prospectus, Alex Zhang beneficially owns, directly or indirectly, less than 1% of the Common Shares.

LEGAL MATTERS

Certain legal matters in connection with the offering will be passed upon on behalf of the Company by Bennett Jones LLP, Vancouver, British Columbia, as to Canadian legal matters, and Dorsey & Whitney LLP, Seattle, Washington, as to United States legal matters. In addition, certain legal matters in connection with any offering of Securities will be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of the offering by such underwriters, dealers or agents, as the case may be.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

The Company is governed by the laws of British Columbia and its principal place of business is outside the United States. Some of the directors and officers of the Company and the experts named herein or in the documents incorporated by reference herein are resident outside of the United States and some or all of the Company's assets and the assets of such persons are located outside of the United States. Consequently, it may be difficult for United States investors to effect service of process within the United States on the Company, its directors or officers or such experts, or to realize in the United States on judgments of courts of the United States predicated on civil liabilities under the U.S. Securities Act. Investors should not assume that Canadian courts would enforce judgments of United States courts obtained in actions against the Company or such persons predicated on the civil liability provisions of the United States federal securities laws or the securities or "blue sky" laws of any state within the United States or would enforce, in original actions, liabilities against the Company or such persons predicated on the United States federal securities or any such state securities or "blue sky" laws. A final judgment for a liquidated sum in favour of a private litigant granted by a United States court and predicated solely upon civil liability under United States federal securities laws would, subject to certain exceptions identified in the law of individual provinces of Canada, likely be enforceable in Canada if the United States court in which the judgment was obtained had a basis for jurisdiction in the matter that would be recognized by the domestic Canadian court for the same purposes. There is a significant risk that a given Canadian court may not have jurisdiction or may decline jurisdiction over a claim based solely upon United States federal securities law on application of the conflict of laws principles of the province in Canada in which the claim is brought.

The Company filed with the SEC, concurrently with the Registration Statement, an appointment of agent for service of process on Form F-X. Under the Form F-X, the Company appointed Puglisi and Associates, with an address at 850 Library Avenue, Suite 204, Newark, DE 19711, as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving the Company in a United States court arising out of or related to or concerning the offering of Securities under the Registration Statement.

ENFORCEMENT OF JUDGEMENTS AGAINST FOREIGN PERSONS OR COMPANIES

Dr. Peter Megaw, director of the Company, resides outside of Canada and has appointed New Pacific Metals Inc. at 1750-1066 West Hastings Street, Vancouver, British Columbia, Canada V6E 3X1 as his agent for service of process. Each of Anderson Goncalves Candido, Marcelo del Guidice and Pedro Repetto, Carangas PEA Technical Report Authors, also reside outside of Canada. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process.

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Indemnification of Directors and Officers and Controlling Persons.

The Registrant is subject to the provisions of the Business Corporations Act (British Columbia) (the “Act”).

Under Section 160 of the Act, an individual who:

•	is or was a director or officer of the Registrant,

•	is or was a director or officer of another corporation (i) at a time when the corporation is or was an affiliate of the Registrant, or (ii) at the request of the Registrant, or

•	at the request of the Registrant, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity,

and including, subject to limited exceptions, the heirs and personal or other legal representatives of that individual (collectively, an “eligible party”), may be indemnified by the Registrant against a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, a proceeding (an “eligible penalty”) in which, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the Registrant or an associated corporation, (a) the eligible party is or may be joined as a party, or (b) the eligible party is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding (“eligible proceeding”) to which the eligible party is or may be liable. Section 160 of the Act also permits the Registrant to pay the expenses actually and reasonably incurred by an eligible party after the final disposition of the eligible proceeding.

Under Section 161 of the Act, the Registrant must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by the eligible party in respect of that proceeding if the eligible party (a) has not been reimbursed for those expenses, and (b) is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.

Under Section 162 of the Act and subject to Section 163 of the Act, the Registrant may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of that proceeding; provided the Registrant must not make such payments unless it first receives from the eligible party a written undertaking that, if it is ultimately decided that the payment of expenses is prohibited by Section 163, the eligible party will repay the amounts advanced.

Under Section 163 of the Act, the Registrant must not indemnify an eligible party against eligible penalties to which the eligible party is or may be liable or pay the expenses of an eligible party in respect of that proceeding under Sections 160, 161 or 162 of the Act, as the case may be, if any of the following circumstances apply:

•	if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, the Registrant was prohibited from giving the indemnity or paying the expenses by its articles;

•	if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the Registrant is prohibited from giving the indemnity or paying the expenses by its articles;

•	if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the Registrant or the associated corporation, as the case may be; or

•	in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

If an eligible proceeding is brought against an eligible party by or on behalf of the Registrant or by or on behalf of an associated corporation, the Registrant must not either indemnify the eligible party against eligible penalties to which the eligible party is or may be liable in respect to the proceeding, or, after the final disposition of an eligible proceeding, pay the expenses of the eligible party under Sections 160, 161 or 162 of the Act, as the case may be, in respect of the proceeding.

Under Section 164 of the Act, and despite any other provision of Part 5, Division 5 of the Act and whether or not payment of expenses or indemnification has been sought, authorized or declined under Part 5, Division 5 of the Act, the Supreme Court of British Columbia may, on application of the Registrant or an eligible party, do one or more of the following things:

•	order the Registrant to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;

•	order the Registrant to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;

•	order the enforcement of, or payment under, an agreement of indemnification entered into by the Registrant;

•	order the Registrant to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under Section 164 of the Act; or

•	make any other order the court considers appropriate.

Section 165 of the Act provides that the Registrant may purchase and maintain insurance for the benefit of an eligible party or the heirs and personal or other legal representatives of the eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, our company or an associated corporation.

The foregoing description is qualified in its entirety by reference to the Act.

Under the articles of the Registrant, subject to the provisions of the Act, the Registrant must indemnify a director or former director of the Registrant, by reason of the fact he or she is or was a director of the Registrant or was serving at the request of the Registrant as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust or other enterprise, and the heirs and legal personal representatives of all such persons against all eligible penalties to which such person is or may be liable, and the Registrant must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director is deemed to have contracted with the Registrant on the terms of the indemnity contained in the Registrant’s articles. The Registrant may indemnify an officer of the Company or any employee or agent of the Company or of a corporation and such persons’ heirs and personal representatives subject to any restrictions in the Act. The failure of a director or officer of the Registrant to comply with the Act or the articles of the Registrant does not invalidate any indemnity to which such person is entitled under the Registrant’s articles.

Under the articles of the Registrant and subject to the Act, the Registrant may purchase and maintain insurance for the benefit of any eligible party against any liability incurred by such party as a director, officer, employee or agent or person who holds or held an equivalent position.

The Registrant maintains directors’ and officers’ liability insurance. The policies provide a maximum coverage in any one policy year of C$20 million in annual claims (subject to a deductible of C$2.5 million per claim, payable by the Registrant). The primary policy insures (a) the directors and officers of the Registrant against losses arising from claims against them for certain of their actual or alleged wrongful acts (as defined within the insurance policy), (b) the Registrant for payments made pursuant to the Registrant’s indemnification of its directors and officers, and (c) the Registrant when it is directly named in a securities claim. The excess policy insures the directors and officers of the Registrant against losses arising from claims against them for certain of their actual or alleged wrongful acts (as defined within the insurance policy). The premiums for the policies are not allocated between directors and officers as separate groups.

Insofar as indemnification for liabilities arising under the United States Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the United States Securities Act of 1933 and is therefore unenforceable.

EXHIBITS

Exhibit	Description
4.1	Annual information form for the fiscal year ended June 30, 2025 dated September 15, 2025 (incorporated by reference from the Registrant’s Annual Report on Form 40-F filed with the Commission on September 15, 2025)
4.2	Audited consolidated financial statements as of and for the years ended June 30, 2025 and 2024 (incorporated by reference from the Registrant’s Annual Report on Form 40-F filed with the Commission on September 15, 2025)
4.3	Management’s discussion and analysis for the year ended June 30, 2025 (incorporated by reference from the Registrant’s Annual Report on Form 40-F filed with the Commission on September 15, 2025)
4.6	Management information circular dated October 23, 2024 prepared in connection with the annual general meeting of shareholders held on November 29, 2024 (“2024 AGM”) (incorporated by reference from the Registrant’s Report on Form 6-K filed with the Commission on October 31, 2024)
5.1	Consent of Deloitte LLP
5.2	Consent of Wayne Rogers
5.3	Consent of Mo Molavi
5.4	Consent of Eugene Tucker
5.5	Consent of Andrew Holloway
5.6	Consent of Leon Botham
5.7	Consent of Dinara Nussipakynova
5.8	Consent of Marcelo del Giudice
5.9	Consent of Marc Schulte
5.10	Consent of Jinxing Ji
5.11	Consent of Gonzalo Rios
5.12	Consent of Pedro Repetto
5.13	Consent of Anderson Candido
5.14	Consent of Alex Zhang
6.1*	Powers of Attorney (included on the signature page of this Registration Statement)
7.1	Form of Indenture
107*	Filing Fee Table

* Previously Filed.

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking.

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the SEC staff, and to furnish promptly, when requested to do so by the SEC staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.

Item 2. Consent to Service of Process.

(a)	The Registrant has previously filed with the SEC a written irrevocable consent and power of attorney on Form F-X.
(b)	Any change to the name or address of the Registrant’s agent for service shall be communicated promptly to the SEC by amendment to Form F-X referencing the file number of this Registration Statement.

EXHIBIT INDEX

Exhibit	Description
4.1	Annual information form for the fiscal year ended June 30, 2025 dated September 15, 2025 (incorporated by reference from the Registrant’s Annual Report on Form 40-F filed with the Commission on September 15, 2025)
4.2	Audited consolidated financial statements as of and for the years ended June 30, 2025 and 2024 (incorporated by reference from the Registrant’s Annual Report on Form 40-F filed with the Commission on September 15, 2025)
4.3	Management’s discussion and analysis for the year ended June 30, 2025 (incorporated by reference from the Registrant’s Annual Report on Form 40-F filed with the Commission on September 15, 2025)
4.6	Management information circular dated October 23, 2024 prepared in connection with the annual general meeting of shareholders held on November 29, 2024 (“2024 AGM”) (incorporated by reference from the Registrant’s Report on Form 6-K filed with the Commission on October 31, 2024)
5.1	Consent of Deloitte LLP
5.2	Consent of Wayne Rogers
5.3	Consent of Mo Molavi
5.4	Consent of Eugene Tucker
5.5	Consent of Andrew Holloway
5.6	Consent of Leon Botham
5.7	Consent of Dinara Nussipakynova
5.8	Consent of Marcelo del Giudice
5.9	Consent of Marc Schulte
5.10	Consent of Jinxing Ji
5.11	Consent of Gonzalo Rios
5.12	Consent of Pedro Repetto
5.13	Consent of Anderson Candido
5.14	Consent of Alex Zhang
6.1*	Powers of Attorney (included on the signature page of this Registration Statement)
7.1	Form of Indenture
107*	Filing Fee Table

* Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada, on this 3rd day of October, 2025.

NEW PACIFIC METALS CORP.

By:	/s/ Jalen Yuan
	Name:	Jalen Yuan
	Title:	Interim Chief Executive Officer

POWERS OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Jalen Yuan	Interim Chief Executive Officer	October 3, 2025
Jalen Yuan	(Principal Executive Officer)

/s/ Chester Xie	Chief Financial Officer	October 3, 2025
Chester Xie	(Principal Financial Officer and Principal Accounting Officer)

*	Director	October 3, 2025
Dickson Hall

*	Director	October 3, 2025
Paul Simpson

*	Director	October 3, 2025
Maria Tang

*	Director	October 3, 2025
Martin Wafforn

*	Director	October 3, 2025
Peter Megaw

*	Director	October 3, 2025
Myles Gao

*By:	/s/ Jalen Yuan
Name:	Jalen Yuan
Title:	Attorney in fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Amendment No. 1 to the Registration Statement, in the capacity of the duly authorized representative of the Registrant in the United States, on October 3, 2025.

PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Managing Director